EXHIBIT 23
Independent Registered Public Accounting Firm’s Consent
The Board of Directors and Stockholders
JEFFERIES GROUP, INC.:
We consent to incorporation by reference in the Registration Statements No. 333-84079 dated July 29, 1999, and No. 333-107014 dated July 14, 2003, on Form S-8, No. 333-74723 on Form S-4, No. 333-81354 dated January 24, 2002, and No. 333-107032 dated July 15, 2003 and August 22, 2003, on Form S-3, No. 333-130325 dated December 14, 2005 on Form S-3ASR, and No. 001-14947 dated April 20, 1999 on Form 10 of Jefferies Group, Inc. of our reports dated February 28, 2006, relating to the consolidated statements of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Jefferies Group, Inc.
/s/ KPMG LLP
New York, New York
February 28, 2006